                                     EXHIBIT 4(c)
                                     ------------

[LOGO] FIRST CHICAGO
THE FIRST NATIONAL BANK OF CHICAGO




                                    CONSENT NOTICE



To: The First National Bank of Chicago. as agent
    One First National Plaza
    Chicago, Illinois 60670

Re: Revolving Credit Agreement dated as of December 6. 1993 (the "Credit
    Agreement") by and among Varlen Corporation, the Borrowing Subsidiaries and the Lenders party thereto; capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement

    We have received a copy of the Extension Request dated September 8, 1995 from Varlen Corporation. The undersigned Lender hereby irrevocably consents to the extension of the Facility Termination Date to December 6, 1998 as requested in the Extension Request.

                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By: /s/ Julia A. Bristow
                                          -----------------------------------


                                       Title: Managing Director
                                             --------------------------------

Nationsbank [Letterhead]



[LOGO] NATIONSBANK



    September 19, 1995



                                    CONSENT NOTICE


    TO:  The First National Bank of Chicago, as Agent
         One First National Plaza
         Chicago, Illinois 60670


    RE: Revolving Credit Agreement dated as of December 6, 1993 (the "Credit Agreement") by and among Varlen Corporation, the Borrowing Subsidiaries and the Leaders party thereto; capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

    We have received a copy of the Extension Request dated September 8, 1995 from Varlen Corporation. The undersigned Lender hereby irrevocably consents to the extension of the Facility Termination Date to December 6, 1998 as requested in the Extension Request.

    NationsBank, N.A. (Carolinas)



    /s/ Carter E. Smith
    ------------------------
    Carter E. Smith
    Assistant Vice President







    USA
    [Olympic Logo]
    Official Sponsor
    1994/1996                                   Member FDIC

[LOGO] ABN-AMRO Bank                             CHICAGO BRANCH
                                                 135 South LaSalle Street
                                                 Chicago,  Illinois 60674-9135
                                                 (312) 904-2957




                                    CONSENT NOTICE


To: The First National Bank of Chicago, as agent
    One First National Plaza
    Chicago, Illinois 60670


Re: Revolving Credit Agreement dated as of December 6, 1993 (the "Credit
    Agreement") by and among Varlen Corporation, the Borrowing Subsidiaries and the Lenders party thereto; capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement


    We have received a copy of the Extension Request dated September 8, 1995 from Varlen Corporation. The undersigned Lender hereby irrevocably consents to the extension of the Facility Termination Date to December 6, 1998 as requested in the Extension Request.

                                            ABN AMRO Bank N.V.



                                            By: /s/ Adrienne H. Baker
                                               -------------------------------

                                            Title: Assistant Vice President
                                                  ----------------------------


                                            By: /s/ Shirley Kempel
                                               -------------------------------

                                            Title: Vice President
                                                  ----------------------------

                                    CONSENT NOTICE


To: The First National Bank of Chicago, as agent
    One First National Plaza
    Chicago, Illinois 60670

Re: Revolving Credit Agreement dated as of December 6, 1993 (the "Credit
    Agreement") by and among Varlen Corporation, the Borrowing Subsidiaries and the Lenders party thereto; capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement

    We have received a copy of the Extension Request dated September 8, 1995 from Varlen Corporation. The undersigned Lander hereby irrevocably consents to the extension of the Facility Termination Date to December 6, 1998 as requested in the Extension Request.

                                                                              *



                                                 By: /s/ Patrick J. McDonnell
                                                    --------------------------

                                                 Title: PATRICK J. MCDONNELL
                                                       -----------------------
                                                           VICE PRESIDENT


*Insert name of Lender